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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2001

21st Century Insurance Group
(Exact name of registrant as specified in its charter)

CALIFORNIA	0-6964	95-1935264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6301 Owensmouth Avenue, Suite 700,
Woodland Hills, CA 91367
(Address of principal executive offices)

Registrant's telephone number, including area code: (818) 704-3700

NONE
(Former name or address, if changed since last report)

Item 5  Other Events

    On March 15, 2001 the Registrant issued the attached News Release announcing the resignation of Robert B. Tschudy, Senior Vice President and Chief Financial Officer effective March 30, 2001.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

21ST CENTURY INSURANCE GROUP
Date: March 19, 2001	By:	/s/ M. J. CASSANEGO M. J. Cassanego, Sr. Vice President, General Counsel and Secretary

[21st Century Letterhead]

NEWS
For Immediate Release

Agency Contact:
Marty Cooper,
Cooper Communications Inc.
(818) 348-8030

21ST CENTURY INSURANCE GROUP
ANNOUNCES THE RESIGNATION OF BOB TSCHUDY,
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

    Woodland Hills, CA—March 15, 2001—21st Century Insurance Group today announced that Bob Tschudy, Senior Vice President and Chief Financial Officer, resigned his position to pursue other interests effective March 30, 2001. Tschudy, 52, joined the company in 1995. He also served as an officer for 21st Century Insurance Company of Arizona.

    "Bob played an important role in returning 21st Century to its strong financial position following the Northridge earthquake. We wish him the best in his new endeavors," said Bruce W. Marlow, President and CEO.

    21st Century Insurance Group (NYSE: TW) is the ninth-largest personal auto insurance stock company in the United States. Founded in 1958, the company was a pioneer of the direct-to-consumer marketing of personal automobile insurance, now available in California, Arizona, Nevada, Oregon and Washington. The company also markets home insurance in California. 21st Century Insurance Group is headquartered at 21st Century Plaza, 6301 Owensmouth Avenue, Woodland Hills, CA 91367, and its address on the Internet is i21.com.

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  Item 5 Other Events
21ST CENTURY INSURANCE GROUP ANNOUNCES THE RESIGNATION OF BOB TSCHUDY, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER